Exhibit 10.171


AMENDMENT No. 4

Crompton & Knowles Corporation
1988 Long Term Incentive Plan


     THIS AMENDMENT NO. 4 dated as of the 21st day of August, 1996, to the 1988 Long Term Incentive Plan, as amended (the
"Plan"), of Crompton & Knowles Corporation ("the Company"), amends the Plan.

     WHEREAS, the Company desires to amend the Plan to increase the number of shares available under the Plan.

     WHEREAS, the stockholders of the Company on this date approved the amendment of the Plan as hereinafter set forth.

     NOW, THEREFORE, the Plan is amended as follows:

1.   In accordance with Section 11 of the Plan, Section 4 of the
Plan shall be amended by replacing the number "4,000,000", which number represents the shares available under the Plan, with the number "10,000,000".

2. The amendment set forth under item 1 hereof shall become effective upon the execution of this amendment by the Company.

3. Except as expressly hereby amended, the Plan is hereby ratified and confirmed in all respects. On and after the date hereof, each reference in the Plan to "this Plan," "hereunder" or words of like import shall mean and be a reference to the Plan as amended hereby.

     IN WITNESS WHEREOF, this instrument is duly executed as of the date first set forth above.

Crompton & Knowles Corporation
By: /s/John T. Ferguson II
    John T. Ferguson II
    Vice President, General Counsel and Secretary